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                                                                  EXHIBIT 10.46

                 AMENDMENT NO. 1 TO CHANGE IN CONTROL AGREEMENT

         This Amendment No. 1 to the Change in Control by and between Bway Corporation (the "Company") and Jean-Pierre M. Ergas ("Executive")(collectively, the "Parties"), is entered into and effective as of the 1st of January, 2002 (the "Effective Date").

         WHEREAS, Executive is currently employed as Chief Executive Officer and Chairman of the Board of Directors of the Company pursuant to an Employment Agreement between the Company and Executive effective January 1, 2000 (the "Employment Agreement");

         WHEREAS, the Company and Executive have entered into a letter agreement, dated August 30, 2001, whereby Executive may be entitled to enhanced benefits upon a change in control of the Company (the "Change in Control Agreement");

         WHEREAS, the Company and Executive desire to modify the Change in Control Agreement, which modification shall be contemporaneous with the effectiveness of this Amendment No. 1 to the Change in Control Agreement (the "Amendment");

         NOW, THEREFORE, the Parties agree:

         1. Section 3(g) of the Change in Control Agreement shall be amended and restated to read as follows:

            (a) increase, if necessary, the amount of Your "Monthly Retirement Payment" which You are due under the terms and provisions of Section 11 of Your Employment Agreement with the Company made as of January 1, 2000 and as may be amended thereafter (the "Employment Agreement"), so that the total "Monthly Retirement Payment" amount to which You are entitled under such terms and provisions as modified by this Agreement shall be the maximum amount possible under such terms and provisions.

         2. Except as otherwise amended in this Amendment, all other sections of the Change in Control Agreement shall remain in full force and effect as set forth in the Change in Control Agreement.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

                                    BWAY CORPORATION:

                                    By:      /s/ Alexander P. Dyer
                                       -----------------------------------------
                                             Alexander P. Dyer
                                             Chairman of Compensation Committee

                                    Date:    12/11/01
                                         ---------------------------------------

                                    Jean-Pierre M. Ergas:

                                             /s/ Jean-Pierre M. Ergas
                                    --------------------------------------------

                                    Date:    12/11/01
                                          --------------------------------------